UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023

DYNATRONICS CORP.
(Exact name of registrant as specified in its charter)

Utah	000-12697	87-0398434
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Trapp Rd.
 Eagan, Minnesota, United States 55121
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, no par value	DYNT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported by Dynatronics Corporation (the "Company"), on June 26, 2023 the Company received a letter from the Listing Qualifications Department (the "Staff") of the Nasdaq Stock Market ("Nasdaq") notifying the Company that it was not in compliance with the Nasdaq Listing Rule 5550(a)(2) (the "Minimum Bid Price Requirement") because the closing bid price for the Company's common stock had closed below $1.00 per share for the previous 30 consecutive business days. The Company was provided an initial grace period to regain compliance, which ended on December 26, 2023.

On December 27, 2023, the Company received notice from Nasdaq indicating that, while the Company had not regained compliance with the Minimum Bid Price Requirement, the Staff had determined that the Company was eligible for an additional 180 calendar day period, or until June 24, 2024, to regain compliance (the "Second 180 Day Compliance Period").  The Staff indicated that its determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the bid price requirement, and the Company's written notice of its intention to cure the deficiency during the Second 180 Day Compliance Period by effecting a reverse stock split, if necessary.

The Company notes that at its Annual Meeting of the Shareholders held on December 7, 2023, the shareholders approved the adoption of an amendment to the Company's Articles of Incorporation to effect, in the discretion of the Company's Board of Directors (the "Board"), a reverse split of the Company's outstanding common stock, at a ratio of not less than one-for-five and not more than one-for-ten, at any time within one year from the date of shareholder approval. The Board has not yet determined to effect a reverse stock split.

If at any time during the Second 180 Day Compliance Period the closing bid price of the Company's common stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Staff will provide written confirmation of compliance.

If compliance cannot be demonstrated by June 24, 2024, the Staff will provide written notification that the Company's securities will be delisted from Nasdaq. At that time, the Company may appeal the Staff's determination to a Nasdaq hearings panel.

While there can be no assurance that the Company will regain or demonstrate compliance by June 24, 2024, the Company intends to consider available options to regain compliance by that date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2023	DYNATRONICS CORPORATION

	By:	/s/ Brian D. Baker
Name: Brian D. Baker
	Title:	President and Chief Executive Officer